Exhibit 99.1

Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE ESTIMATES REVENUE EFFECT OF PROPOSED MEDICARE

PART B THERAPY PAYMENT REDUCTION

Potential 2011 Annual Revenue Reduction Would Approximate $11 Million

LOUISVILLE, Ky. (July 7, 2010) – Kindred Healthcare, Inc. (the “Company”) (NYSE:KND) today provided its estimate of the revenue effect of proposed rate changes to Medicare Part B therapy services included in the proposed Medicare Physician Fee Schedule rule. The proposed rule was released by the Centers for Medicare and Medicaid Services (“CMS”) on June 25. The proposed rule is subject to a 60-day public comment period and is scheduled to become effective January 1, 2011.

The proposed rule provides for a rate reduction for reimbursement of therapy expenses for secondary procedures when multiple therapy services are provided on the same day. CMS projects that the proposed rule will result in an approximate 10% rate reduction (net of a 2.2% rate increase enacted recently as part of the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010) for Medicare Part B therapy services in calendar year 2011.

Based upon the Company’s historical Medicare Part B therapy services data, the Company estimates that this proposed rule would reduce the Company’s Medicare revenues related to Part B therapy services by approximately $11 million per year beginning in 2011. The Company is continuing to evaluate the impact of the proposed rule on its operations.

Paul J. Diaz, President and Chief Executive Officer of the Company, commented, “We are disappointed that CMS has proposed these further reimbursement reductions without prior dialogue or consultation with the rehabilitation provider community and the beneficiaries who benefit from this care. We will use the comment period to engage CMS in a constructive discussion of the significant benefits patients receive from these needed services.”

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) the impact of healthcare reform, which will initiate significant reforms to the United States healthcare system, including potential material changes to the delivery of healthcare services and the reimbursement paid for such services by the government or other third party payors. Healthcare reform will impact each of the Company’s businesses in some manner. Due to the substantial regulatory changes that will need to be implemented by CMS and others, and the numerous processes required to implement these reforms, the Company cannot predict which healthcare initiatives will be implemented at the federal or state level, the timing of any such reforms, or the effect such reforms or any other future legislation or regulation will have on the Company’s business, financial position, results of operations and liquidity, (b) changes in the reimbursement rates or the methods or timing of payment from third party payors, including the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for long-term acute care (“LTAC”) hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for the Company’s nursing centers, and the expiration of the Medicare Part B therapy cap exception process, (c) the effects of additional legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry, (d) the impact of the Medicare, Medicaid and SCHIP Extension Act of 2007 (the “SCHIP Extension Act”), including the ability of the Company’s hospitals to adjust to potential LTAC certification, medical necessity reviews and the moratorium on future hospital development, (e) the impact of the expiration of several moratoriums under the SCHIP Extension Act which could impact the short stay rules, the budget neutrality adjustment as well as implement the policy known as the “25 Percent Rule,” which would limit certain patient admissions, (f) failure of the Company’s facilities to meet applicable licensure and certification requirements, (g) the further consolidation and cost containment efforts of managed care organizations and other third party payors, (h) the Company’s ability to meet its rental and debt service obligations, (i) the Company’s ability to operate pursuant to the terms of its debt obligations and its master lease agreements with Ventas, Inc. (NYSE:VTR), (j) the condition of the financial markets, including volatility and deterioration in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund the requirements of the Company’s businesses, or which could negatively impact the Company’s investment portfolio, (k) national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services, (l) the Company’s ability to control costs, particularly labor and employee benefit costs, (m) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel, (n) the Company’s ability to attract and retain key executives and other healthcare personnel, (o) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes, (p) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims, (q) the Company’s ability to successfully pursue its development activities, including through acquisitions, and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations, (r) the Company’s ability to successfully dispose of unprofitable facilities, (s) events or circumstances which could result in impairment of an asset or other charges, (t) changes in generally accepted accounting principles or practices, and (u) the Company’s ability to maintain an effective system of internal control over financial reporting.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-200 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of over $4.2 billion and approximately 53,800 employees in 40 states. At March 31, 2010, Kindred through its subsidiaries provided healthcare services in 619 locations, including 83 long-term acute care hospitals, 222 nursing and rehabilitation centers and a contract rehabilitation services business, Peoplefirst rehabilitation services, which served 314 non-affiliated facilities. Ranked one of Fortune magazine’s Most Admired Healthcare Companies in 2009 and 2010, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com.